Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as may be amended, modified, or supplemented from time to time, this “Agreement”) is made and entered into as of May 29, 2018, by and between BeyondSpring Inc., an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), Everbright Sun Hung Kai Co., Ltd. (the “Purchaser”) and Sun Hung Kai Investment Services Limited (the “Settlement Agent”).

WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations thereunder, a registration statement on Form F-3 (File No. 333-224437), including a prospectus, relating to the shares to be issued and sold pursuant to this Agreement. The term “Registration Statement” as used herein refers to such registration statement (including all financial schedules and exhibits), as amended or as supplemented and includes information contained or incorporated by reference in the prospectus filed with the Registration Statement (the “Prospectus”) and any supplement thereto (a “Prospectus Supplement”), in each case, filed with the SEC pursuant to Rule 424(b) of the rules under the Securities Act and deemed to be part thereof at the time of effectiveness (the “Effective Date”) pursuant to Rule 430B of the rules under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1           Closing.  The Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, 36,954 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), at a purchase price of $27.06 per share, for an aggregate purchase price of $1,000,000 (the “Purchase Price”).  Upon satisfaction of the conditions set forth in Section 1.2, the closing of the purchase and sale of the Shares (the “Closing Date”) shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on May 31, 2018, or at such other place or on such other date as the parties shall mutually agree (the “Closing”).

(a) For the purpose of effecting the Closing, the Company undertakes that it will, at its own costs, deliver all such documentation and take all such steps that are necessary to effect the deposit of the Shares into an account designated by the Settlement Agent at The Depository Trust Company no later than 2 clear business days prior to Closing.  In connection therewith, the Company agrees to appoint the Settlement Agent to act as the Company’s nominee to hold the Shares pending Closing for a settlement fee as separately agreed between the Company and the Settlement Agent.  The Purchaser also undertakes and agrees that it shall irrevocably transfer the Purchase Price in immediately available fund to the designated account of the Settlement Agent no later than 2 clear business days prior to Closing.  On the Closing Date, the Settlement Agent shall (i) make or procure the making of payment of the Purchase Price (less any fee and expenses payable to the Settlement Agent by the Company) to the designated account of the Company set forth below; and (ii) effect a transfer of the Shares to the designated securities account of the Purchaser set forth below, pending completion of such transfer, the Settlement Agent shall hold the Shares as the Purchaser’s nominee.  The performance of (i) and (ii) by or on behalf of the Settlement Agent shall constitute a full and complete discharge of the obligations of the Settlement Agent hereunder.

(b) The designated DTC account of the Purchaser is as follows:

DTC: 443 (Pershing LLC)
Institutional : number: 00443
Agent bank ID: number: 00443
A/C name: Pershing Securities Ltd
Account Number: 787001296

(c) The designated DTC account of the Settlement Agent is as follows:

DTC:  443 (Pershing LLC)
Institutional number: 00443
Agent bank ID number: 00443
A/C name: Pershing Securities Ltd
Account Number: 787001296

1.2           Closing Conditions.

(a)           As a condition to the Purchaser’s obligation to consummate the transactions contemplated hereby, unless waived by the Purchaser at its sole discretion at or prior to the Closing, the Company shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Purchaser the items set forth below, as appropriate:

(i)           a signature page to this Agreement duly executed by the Company provided that if the original thereof is not provided at Closing, such original shall be provided to the Purchaser as soon as practicable after Closing;

(ii)          the representations and warranties made by the Company herein are true and correct in all material respects on the date hereof and on the date of the Closing;

(iii)         all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of the Closing having been performed or complied with;

(iv)         no statute, rule, regulation, executive order, decree, ruling or injunction having been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits, is reasonably expected to prohibit or threatens to prohibit the consummation of the transaction contemplated by this Agreement;

(v)          a copy of the filed notification form listing the Shares on the NASDAQ Stock Market;

(vi)         the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(vii)        there shall have been no material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) with respect to the Company since the date hereof; and

(viii)       from the date hereof to the Closing Date: trading in the Common Stock shall not have been suspended by the SEC or the NASDAQ Stock Market and none of the following shall have occurred the effect of which, whether individually or in the aggregate, would make it or could reasonably be expected to make it impossible or impracticable to purchase the Shares at Closing: (a) suspension or limitation of trading in securities generally as reported by Bloomberg L.P. and/or its affiliates, or imposition or establishment of any minimum prices on securities whose trades are reported by such service, or on any trading market, (b) declaration of a banking moratorium by the competent authorities of the United States. New York State authorities, Hong Kong, the People’s Republic of China or the Cayman Islands, (c) any authority or political body or organization in any relevant jurisdiction commencing any investigation or other action, or announcing an intention to investigate or take other action, against any director of the Company, (d) any local, national, regional or international event of circumstance in the nature of force majeure (including, without limitation, any acts of government, declaration of a national or international emergency or war, or escalation of hostilities (whether or not war is declared) or other national or international calamity or crisis), and (e) any material adverse change in any financial market.

(b)           As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, the Purchaser shall have satisfied each of the conditions set forth below or shall deliver or cause to be delivered to the Company the items set forth below, as appropriate:

(i)           a signature page to this Agreement duly executed by the Purchaser provided that if the original thereof is not provided at Closing, such original shall be provided to the Company as soon as practicable after Closing;

(ii)          the Purchase Price having been paid by wire transfer of immediately available funds to the account of the Company set forth below:

Bank: China Merchants Bank, New York Branch
Swift Code: CMBCUS33
Beneficiary Name: BeyondSpring Inc.
Beneficiary Account Number: 1016130015
Fedwire ABA: 026014559

(iii)         the representations and warranties made by the Purchaser herein are true and correct in all material respects on the date hereof and on the date of the Closing;

(iv)         all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of the Closing having been performed or complied with; and

(v)          no statute, rule, regulation, executive order, decree, ruling or injunction having been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits, is reasonably expected to prohibit or threatens to prohibit the consummation of the transaction contemplated by this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Company.  Except as set forth in the Company’s filings under the Securities Exchange Act of 1934, as amended, the Company hereby makes the following representations and warranties as of the date hereof and as of the date of the Closing to the Purchaser:

(a)           The Company has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b)           This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c)           Assuming the accuracy of the representations made by the Purchaser in Section 2.2 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or other governmental authority in any jurisdiction is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings which have been made or will be made in a timely manner in compliance with the applicable laws and rules.

(d)          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under the provisions of its organizational documents, or any instrument, judgment, order, writ, decree, contract or agreement of the Company or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company; except in such case under sub-paragraph (ii) as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, property, or results of operations of the Company and its subsidiaries taken as a whole.

(e)           The Registration Statement relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder; (ii) been filed with the SEC under the Securities Act; (iii) become effective under the Securities Act and (iv) no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC.

(f)            The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus conformed, and the Prospectus Supplement will conform, in all material respects when filed with the SEC pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Registration Statement conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, as applicable, and the rules and regulations thereunder.

(g)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The documents incorporated by reference in the Registration Statement did not, and any further documents filed and incorporated by reference therein will not, as of the respective filing dates of each document, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           The Prospectus does not, and the Prospectus Supplement will not, in each case, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            The Company and each of its subsidiaries has been duly organized, is validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing (where such concept is applicable) as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(j)            The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable and is of the same class as all other Common Stock issued by the Company, will conform in all material respects to the description thereof contained in the Prospectus and the Prospectus Supplement, will be issued in compliance with U.S. federal and state securities laws and other applicable laws, and will be free of statutory and contractual preemptive rights, rights of first refusal and any other similar rights of any shareholder.

(k)           Ernst & Young Hua Ming LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Prospectus and the Prospectus Supplement or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(l)            Neither the Company nor any of its subsidiaries is, and as of the Closing Date and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Prospectus Supplement, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the SEC thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(m)          Except as specifically referred to herein, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions hereby. To the knowledge of the Company, the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated hereby.

(n)           Neither the Company nor any of its subsidiaries (i) is in violation of its articles of association, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           There has been no material adverse change in the condition, financial or otherwise, or the earnings, net assets, business affairs or business prospects of the Company and its subsidiaries taken as a whole since December 31, 2017.

(p)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company after due inquiry, any director, officer, agent, employee or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the transaction contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of knowingly financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(q)           There is no claim, litigation, arbitration, prosecution or other legal proceedings or investigation or enquiry in progress or pending to the Company's knowledge or threatened against the Company or any of its subsidiaries and its respective directors nor is there any claim or any facts of circumstances of a material nature which would give rise to a claim against the Company or any of its subsidiaries and its respective directors, which in any such case would have, would reasonably be expected to have, or have had a Material Adverse Effect on the Company and its subsidiaries as a whole.

2.2           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the date of the Closing to the Company as follows:

(a)           The Purchaser is an entity duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its organization with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.

(b)           This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c)           The Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser understands that its investment in the Shares involves risk. The Purchaser has sought such professional advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.  Other than to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Purchaser has maintained the confidentiality of all disclosure made to it (other than those which are available in the public domain) in connection with this transaction (including the existence and terms of this transaction).

(d)           The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(e)           From and after the date the Purchaser received any information about the sale of Shares to be sold pursuant to this Agreement, the Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the Company, and the Purchaser covenants that it will not, nor will it authorize or permit any person acting on its behalf to, engage in any such transactions until the expiration of the Lock-Up Period (as defined below), subject to the exceptions and exclusions in Section 3.1.

ARTICLE III
MISCELLANEOUS

3.1           Lock-Up.  For a period commencing on the date hereof and ending on the sixtieth (60th) day after the date hereof (the “Lock-Up Period”), the Purchaser agrees not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Shares or securities convertible into or exercisable or exchangeable for Shares or sell or grant options, rights or warrants with respect to any Shares or securities convertible into or exchangeable for Shares, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Shares or other securities, in cash or otherwise (in each case, a “Disposal”), or (C) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Company (the “Lock-Up Undertaking”). Notwithstanding the foregoing, the Purchaser may conduct such Disposal (other than offer for sale or sell any Shares), provided that in the case of any such Disposal (other than offer for sale or sell any Shares), such counterparty to the Disposal shall give an undertaking to the Purchaser that such counterparty will comply with the Lock-Up Undertaking during the remainder of the Lock-Up Period. Any breach of the undertaking by such counterparty shall be treated as a breach of the Purchaser under this clause 3.1.

3.2           Indemnification to the Settlement Agent.  Each of the Company and the Purchaser undertakes, jointly and severally, to indemnify and hold harmless the Settlement Agent and its respective agents, affiliates, subsidiaries, affiliated or associated companies, their respective directors, officers, employees and agents (each, an “Indemnified Party”) against all or any costs, expenses (including legal fees as are properly and reasonably incurred), fees, claims, actions, liabilities, demands, proceedings or judgments (including but not limited to all such losses, costs, charges or expenses suffered or incurred in disputing or defending any costs, fees, claims, actions, liabilities, demands, proceedings or judgments (the “Proceedings”)) and/or in establishing its rights to be indemnified pursuant to this Section 3.2 and/or in seeking advice in relation to any Proceedings brought or established or threatened to be brought or established against any of the Indemnified Parties by any person, directly arising out of or solely in connection with the performance by the Settlement Agent of its obligations under this Agreement in relation to the transaction contemplated herein and which do not in any such case arise solely from the Settlement Agent’s own gross negligence, fraud or willful default as determined by final judgment of a court of competent jurisdiction.

3.3           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.4           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them.  No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement.

3.5           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is set forth on the Company and the Purchaser signature pages attached hereto, as applicable. For purposes of this Agreement, “Trading Day” shall mean a day on which the Company’s Common Stock is traded on the NASDAQ Stock Market, or, if the Company’s Common Stock is not eligible for trading on the NASDAQ Stock Market, any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.6           Amendments and Waivers.  No provision of this Agreement may be amended, terminated or waived except by a written instrument referring specifically to this Agreement and signed by all parties hereto or their authorized representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.7           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.8           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

3.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

3.10         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

3.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonably close substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.13         Termination.  This Agreement may be terminated by either party by written notice to the other party, if the Closing has not been consummated on or before June 1, 2018.

3.14         Waiver of Jury Trial.  The Company and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

3.15         Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

*     *     *     *     *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

BeyondSpring Inc.

By:	/s/ Lan Huang
Name: Lan Huang
Title: Chief Executive Officer

Address for Notice:

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Tel: +1 (646) 305-6387
Attention: Lan Huang, CEO

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

Everbright Sun Hung Kai Co., Ltd.

By:	/s/ William Yeung
Name: William Yeung
Authorized signatory

By:	/s/ Terek Mak
Name: Terek Mak
Authorized signatory

Address for Notice:

Everbright Sun Hung Kai Co., Ltd.
42/F Lee Garden One
33 Hysan Avenue
Causeway Bay
Hong Kong
Attention: William Yeung

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first above written.

Sun Hung Kai Investment Services Limited

By:	/s/ William Yeung
Name: William Yeung
Authorized signatory

By:	/s/ Terek Mak
Name: Terek Mak
Authorized signatory

Address for Notice:

Sun Hung Kai Investment Services Limited
28/F Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong

[Signature Page to Securities Purchase Agreement]